Exhibit 99.2

What we Do ........ Marchex Partner Distribution

Marchex helps online merchants sell through search.

ADVERTISERS

DISTRIBUTION

Fortune 1,000

National SMEs

Local Merchants

Technology Platform

Marchex Proprietary Distribution

How We Do It .........

1. Marchex uses a combination of direct and partner relationships to acquire advertisers.

2. Marchex leverages its technology platform to process and deliver relevant advertiser listings, which can be placed in a variety of targeted online search distribution sources.

3. Marchex places advertiser listings in both owned and partnered online distribution points: (i) search engines, and directories; (ii) product shopping engines; and (iii) vertical, local and other Web sites.

ADVERTISER ACQUISITION

TARGETED DISTRIBUTION

Fortune 1,000:

Direct and Agencies

National SMEs:

Self-Serve / Online Sign-up

Local Merchants:

Super Aggregators (RBOCs, Newspapers)

Technology Platform

Feed Management

Bid Management

Contextual Listings

Pay-per-Click Listings

Search Engine Optimization

Reporting

Marchex Vertical and Local Web Sites

Vertical & Branded Sites Search Engines Shopping Engines